SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the
Registrant [ ]

Check the appropriate box:
[X]Preliminary Proxy Statement  [ ]Confidential, for Use of the Commission Only
                                   (as permitted by Rule 14a-6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ECCS, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   ECCS, INC.
                                ONE SHEILA DRIVE
                         TINTON FALLS, NEW JERSEY 07724



                                                   May 11, 2001



To Our Shareholders:

     You are most cordially invited to attend the 2001 Annual Meeting of Shareholders of ECCS, Inc. at 9:00 A.M., local time, on Thursday, June 21, 2001, at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                               Sincerely,




                                               Michael E. Faherty
                                               Chairman of the Board

                                   ECCS, INC.
                                One Sheila Drive
                         Tinton Falls, New Jersey 07724

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 21, 2001

     The Annual Meeting of Shareholders (the "Meeting") of ECCS, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey, on Thursday, June 21, 2001, at 9:00 A.M., local time, for the following purposes:

(1) To elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To amend the Company's Certificate of Incorporation to change our name to Storage Engine, Inc.;

(3) To amend the Company's 1996 Stock Plan (the "1996 Plan") to increase the maximum number of shares of the Company's common stock available for issuance under the 1996 Plan from 1,600,000 to 7,600,000 shares and to reserve an additional 6,000,000 shares of common stock of the Company for issuance upon the exercise of stock options granted under the 1996 Plan;

(4) To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors for the year ending December 31, 2001; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Stock and 6% Cumulative Convertible Preferred Stock, Series A, of record at the close of business on April 27, 2001 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be subject to the inspection of any shareholder for reasonable periods during the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting. There are two proxies - WHITE for Common Stock and BLUE for the Series A Preferred Stock. If you hold both common and preferred stock, both proxies should be completed, dated, signed and returned in the enclosed envelope.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                       By Order of the Board of Directors

                                       David J. Sorin, Secretary

Tinton Falls, New Jersey
May 11, 2001

        The Company's 2000 Annual Report accompanies the Proxy Statement.

                                   ECCS, INC.
                                One Sheila Drive
                         Tinton Falls, New Jersey 07724

                  --------------------------------------------

                           P R O X Y S T A T E M E N T
                  --------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ECCS, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 21, 2001 (the "Meeting"), at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of common stock, $.01 par value ("Common Stock"), and 6% Cumulative Convertible Preferred Stock, Series A, $.01 par value (the "Series A Preferred Stock"), as of the close of business on Friday, April 27, 2001 will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 11,562,540 shares of Common Stock and 2,125,000 shares of Series A Preferred Stock issued and outstanding and entitled to vote at the Meeting. Such shares of Series A Preferred Stock were, as of such date, convertible into 17,000,000 shares of Common Stock. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting to the holders of the Common Stock. Each share of Series A Preferred Stock is entitled to eight votes on any matter presented at the Meeting to the holders of the Common Stock. Each share of Series A Preferred Stock is entitled to one vote on any matter presented at the Meeting to the holders of the Series A Preferred Stock voting as a separate class. The holders of all classes of stock will vote as a single class, except that the Series A Preferred Stock will also vote as a separate class on the proposal to effect a change of the Company's name. The aggregate number of votes entitled to be cast at the Meeting is 28,562,540.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock and Series A Preferred Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock and Series A Preferred Stock represented by the proxies will be voted (i) FOR the election of the seven nominees named below as Directors, (ii) FOR a proposal to amend the Company's Certificate of Incorporation to change our name to Storage Engine, Inc., (iii) FOR a proposal to amend the 1996 Stock Plan (the "1996 Plan"), to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 1,600,000 shares to 7,600,000 shares and to reserve an additional 6,000,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the 1996 Plan, (iv) FOR the ratification of the appointment of Richard A. Eisner & Company, LLP as independent auditors for the year ending December 31, 2001, and
(v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person by written ballot at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     This Proxy Statement, together with the related form of proxy, is being mailed to the shareholders of the Company on or about Friday, May 11, 2001. The Annual Report to Shareholders of the Company for the year ended December 31, 2000, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 27, 2001. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 27, 2001.

     The presence, in person or by proxy, of holders of shares of Common Stock, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, in the aggregate having a majority of the votes entitled to be cast at the Meeting, shall constitute a quorum with respect to all matters. The presence, in person or by proxy, of holders of shares of Series A Preferred in the aggregate having 66 2/3 of the votes entitled to be cast at the Meeting, shall constitute a quorum with respect to the matter to be acted upon by the Series A Preferred Stock voting as a separate class. All actions proposed herein, other than the election of Directors and the separate class vote of the Series A Preferred Stock, may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, provided a quorum is present in person or by proxy. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, is required for the election of Directors, provided a quorum is present in person or by proxy. The proposal to effect a change of the Company's name also requires the affirmative vote of the holders of at least 66 2/3 of the Series A Preferred Stock

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

                              ELECTION OF DIRECTORS

     At the Meeting, seven Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, including the shares of Common Stock underlying the Series A Preferred Stock to be voted on an as-converted to Common Stock basis, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. Six current members of the Board of Directors are also nominees for election to the Board of Directors as set forth below. One nominee is not a current member of the Board of Directors, however, such nominee was a member of the Board during fiscal 2000. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors who are also nominees for election to the Board are as follows:

                                                              Served as a             Positions with
                      Name                         Age       Director Since           the Company

Michael E. Faherty..........................        66            1994                Chairman of the Board and Director

Gregg M. Azcuy..............................        42            1996                President and Chief Executive Officer and
                                                                                        Director
Gale R. Aguilar.............................        68            1995                Director
James K. Dutton.............................        68            1994                Director
Donald E. Fowler............................        63            1996                Director
Frank R. Triolo.............................        67            1996                Director

     An additional nominee for election to the Board of Directors who is not a current member of the Board is as follows:

                      Name                         Age

Thomas I. Unterberg.........................        70

     The principal occupations and business experience, for at least the past five years, of each Director and nominee are as follows:

     Mr. Faherty has served as Chairman of the Board of the Company since December 1994. From December 1994 to June 1996, he also served as the Company's Chief Executive Officer. Prior to that, from August 1994 through October 1994, he provided consulting services to the Company. Since February 1977, Mr. Faherty has been the principal of MICO, a general business consulting firm. From January 1992 to January 1994, Mr. Faherty served as President and Chief Executive Officer of Shared Financial Systems, Inc., a worldwide provider of software and consulting services to data processing market segments that utilize on-line transaction processing. From February 1989 to June 1992, Mr. Faherty was employed by Intec Corp., a company engaged in the development and sale of hardware and software systems designed to measure online defects, serving as President of such company during such time and, from February 1990, serving as its Chairman. In addition, from December 1992 to the present, Mr. Faherty has been a general partner of Faherty Property Co., a family investment partnership.

     In August 1995, ALC Communications Corporation merged into Frontier. Mr. Faherty was a director of ALC until the time of such merger and became a director of Frontier upon the consummation of such merger. On April 10 and 11, 1995, three lawsuits were commenced against ALC as a result of its announced merger with Frontier. The lawsuits purport to be class actions brought on behalf of all ALC shareholders against ALC and its directors. Among other things, the complaints sought to enjoin the merger or to obtain an award of damages. On June 9, 1995, the Delaware court consolidated the three cases for all purposes under Mayers v. Irwin, et al., C.A. No. 14196. On July 10, 1995, ALC and its directors answered the consolidated complaint.

     Mr. Azcuy has been President, Chief Executive Officer and a Director of the Company since June 1996. He joined us in April 1994 as Executive Vice President, Products Division. In September 1994, he became Acting Chief Operating Officer and, in February 1995, became Vice President and Chief Operating Officer. Prior to joining the Company, from 1993 to 1994, Mr. Azcuy was International Marketing Manager for Hitachi Data Systems International, a manufacturer of mainframe storage products. From 1991 to 1993, Mr. Azcuy was Vice President, Marketing and Sales, for System Industries, Inc., an Open Systems provider of storage solutions and, prior to that, from 1982, held various managerial and sales positions within Systems Industries.

     Mr.  Aguilar  has been a Director of the  Company  since  March  1995.  Mr.
Aguilar currently is President and a director of Mitem Corporation, a software development company. Prior to that, from 1989 to 1992, Mr. Aguilar was Executive Vice President of SF2, a company which pioneered RAID technology. From 1982 to 1988, Mr. Aguilar served as Senior Vice President of Marketing and Corporate Development for Prime Computer. Prior to that, for 27 years, he held various executive positions in sales, marketing and development with IBM Corporation.

     Mr. Dutton has been a Director of the Company since August 1994. He is a retired business executive. He is currently a director of Network Equipment Technologies, Inc., a publicly held company.

     Mr. Fowler has been a Director of the Company since June 1996. Mr. Fowler is Chairman of IBT Financial and High Speed Surfing, both early stage and venture capital-backed companies. He serves on the Board of Directors of several early stage companies and also serves on several advisory Boards. Mr. Fowler has been CEO of three start-up companies. From 1986 to 1996, Mr. Fowler was Senior Vice President at Tandem Computers and previously held executive positions at Bechtel Group and IBM. He is a member of the President's Cabinet at Cal Poly San Louis Obispo, a California State University.

     Mr. Triolo has been a Director of the Company since June 1996. From September 1995 to January 1997, Mr. Triolo was chairman of Knowledge Discovery 1, a software and services company. Prior to that, from June 1994 to June 1995, Mr. Triolo was the chairman and chief executive officer of Datacache, a computer hardware and software company. Prior to that, from 1992 to April 1994, Mr. Triolo served as a senior officer with AT&T Global Information Solutions (now
NCR).  From 1985 to 1992,  he was a senior  officer with  Teradata  Corporation.
Prior to that, he was a senior sales executive with Amdahl Corporation. Currently, he is a consultant to technology companies in sales and marketing.

     Mr. Unterberg was a Director of the Company from June 1996 until February 2001 when he resigned. Mr. Unterberg is Chairman, Managing Director and member of the Executive Committee of C.E. Unterberg, Towbin, an investment banking firm which serves as the Company's financial advisor. Unterberg Harris, the predecessor firm to Unterberg Towbin, was the sole underwriter in our follow-on public offering in August 1997 and was the lead manager in the Company's initial public offering in 1993. In addition, Unterberg Harris acted as placement agent in the Company's private offerings of preferred stock in 1995 and 1996. From 1987 to 1989, Mr. Unterberg was head of Technology Investment Banking at Lehman Brothers. From 1977 to 1986, he was a General Partner, Managing Director and Chairman of L.F. Rothschild, Unterberg, Towbin. He currently serves as a director of AES Corporation, Electronics for Imaging, Inc. and Systems and Computer Technology Corporation, each a publicly held company.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the nominees for the Board of Directors and executive officers of the Company.

     The Board of Directors recommends that Shareholders vote FOR each of the nominees for the Board of Directors.

Committees and Meetings of the Board

     There were 17 meetings of the Board of Directors during fiscal 2000. During this period, each member of the Board of Directors attended more than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a Director); and (ii) the total number of meetings held by all Committees of the Board on which each such Director served (during the periods such Director served).

     The Board of  Directors  has two  standing  committees:  the  Compensation,
Option  and  Stock  Purchase  Plan  Committee  (the   "Compensation  and  Option
Committee") and the Audit Committee.

     Compensation and Option Committee. The Compensation and Option Committee (the "Compensation Committee")approves salaries and certain incentive compensation for top-level employees of and consultants to the Company and makes recommendations about stock option awards to employees of and consultants to the Company. During fiscal 2000, the Compensation Committee was comprised of the following six Board members: Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo, Donald E. Fowler and Thomas I. Unterberg. On February 22, 2001, Mr. Unterberg resigned from the Board of Directors and such committees of the Board of which he was a member, including the Compensation Committee. Other than Mr. Unterberg, the individuals set forth above remain current members of the Compensation Committee and constitute the entire membership of such committee as currently comprised. The Compensation Committee held eight meetings during fiscal 2000.

     Audit Committee. The primary responsibilities of the Audit Committee, as more fully set forth in the Audit Committee Charter adopted by the Company in its present form on August 24, 2000, and attached hereto as Appendix A, include, among other things, (i) evaluating, and recommending to the Board of Directors the engagement of the Company's independent auditors, (ii) reviewing the results of their audit findings; and (iii) monitoring on a periodic basis the internal controls of the Company.

     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with the management of the Company. Additionally, the Audit Committee has discussed with the independent auditors the matters required by SAS 61, has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. Based in part on the foregoing, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the years ended December 31, 2000 audited by Richard E. Eisner & Company, LLP be included in the Company's Annual Report on SEC Form 10-K.

     Each Audit Committee Member is an independent member of the Board of Directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As an independent director of the Board of Directors of the Company, each Audit Committee Member is not an officer or employee of the Company or its subsidiaries or does not have a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. During fiscal 2000, the Audit Committee was comprised of the following six Board members: Gale R. Aguilar, James K. Dutton, Michael E. Faherty, Frank
R. Triolo, Donald E. Fowler and Thomas I. Unterberg. On February 22, 2001, Mr. Unterberg resigned from the Board of Directors and such committees of the Board of which he was a member, including the Audit Committee. Other than Mr. Unterberg, the individuals set forth above remain current members of the Audit Committee and constitute the entire membership of such committee as currently comprised. The Audit Committee held five meetings during fiscal 2000.

Report of the Audit Committee of the Board of Directors

     The Audit Committee has furnished the following report:

March 9, 2001

To the Board of Directors of ECCS, Inc.:

     The Audit Committee of the Company's Board of Directors is currently composed of five members and acts under a written charter adopted and approved in its present form on August 24, 2000. The current members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market, and possess the financial sophistication required by such charter and rules. The Audit Committee held five meetings during 2000.

     The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees, "SAS 61") with the Company's independent auditors.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                             By the Audit Committee of the Board of Directors of ECCS, Inc.
                             (as currently constituted)

                             Gale R. Aguilar
                             James K. Dutton
                             Michael E. Faherty
                             Frank R. Triolo
                             Donald E. Fowler

Independent Auditors Fees and Other Matters

Audit Fees

     Richard A. Eisner & Company, LLP has billed the Company an aggregate of $50,000 in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000. Ernst & Young LLP billed the Company an aggregate of $27,000 in fees for professional services rendered in connection with the reviews of the financial statements of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Richard A. Eisner & Company, LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

     Richard A. Eisner & Company, LLP did not bill the Company for any other services rendered for the most recent fiscal year.

Compensation of Directors

     The Company paid each non-employee Director $1,000 for the first Board meeting, whether in-person or telephonic, held in each month that such Board member attended. Pursuant to these arrangements, Messrs. Aguilar, Dutton, Faherty and Fowler, each, a Director during fiscal 2000 and nominee at the Meeting, received $11,000 and Messrs. Triolo and Unterberg, each, a Director during fiscal 2000 and nominee at the Meeting, received $9,000 in fiscal 2000. The Company also reimbursed each outside Director for his reasonable expenses in connection with his attendance at regularly scheduled meetings of the Board or its committees.

     At the Meeting of the Board in December 2000, the Board agreed to the immediate discontinuance of the $1000 compensation per meeting for an indefinite period of time.

     In addition, the Company may, from time to time and in the discretion of the Board of Directors, grant options or warrants to Directors. Non-employee directors are also eligible to receive options pursuant to the Company's 1996 Non-Employee Directors' Stock Option Plan, as amended (the "Non-Employee Plan") as compensation for serving on the Company's Board of Directors.

     On February 23, 1996, the Board of Directors adopted, and on August 22, 1996 the shareholders of the Company approved, the Non-Employee Plan. On June 22, 2000, the shareholders approved an amendment to the Non-Employee Plan increasing the maximum number of shares of Common Stock available for issuance under the Non-Employee Plan from 150,000 to 500,000 shares.

     On January 3, 2000, the Company granted to each non-employee Director options to purchase 5,000 shares of Common Stock under the Non-Employee Plan at an exercise price equal to $12.625 per share. On January 2, 2001, the Company granted to each non-employee Director options to purchase 5,000 shares of Common Stock under the Non-Employee Plan at an exercise price equal to $0.313 per share.

     Under the terms of the Non-Employee Plan, each non-employee Director who first becomes a member of the Board shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 30,000 shares of Common Stock. In addition, each non-employee Director who is a member of the Board on the first trading day of each year shall be automatically granted on such date, without further action by the Board, an option to purchase 5,000 shares of Common Stock.

     As Chairman of the Board of Directors, Mr. Faherty received a salary of $22,154 for fiscal 2000, which salary ended November 17, 2000. Mr. Faherty agreed not to receive regular compensation for the month of December 2000 and for an indefinite period of time in fiscal 2001.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                                                     Capacities in                    In Current
                  Name                        Age                     Which Served                   Position Since
                  ----                        ---                     ------------                   --------------
Gregg M. Azcuy...........................      42      President and Chief Executive Officer              1996
Louis J. Altieri(1)......................      41      Vice President, Finance and Administration         1995
Priyan Guneratne(2)......................      45      Vice President, Engineering and Operations         1999

-----------------

(1) Mr. Altieri, C.P.A., joined the Company in September 1994 as Controller and became Vice President, Finance and Administration in October 1995. Prior to joining the Company, from September 1991 until September 1994, Mr. Altieri served as corporate controller of Monroe Systems for Business, Inc., an international manufacturer, distributor and service provider of business equipment. Prior to that, from June 1985 until September 1991, he served as corporate controller/treasurer of C.M. Ofray and Sons, Inc., and Lion Ribbon Company, each a manufacturer of novelty ribbons to florists, wholesalers and large retailers.

(2) Mr. Guneratne joined the Company in 1992 as Director of Manufacturing for the Company's Products Division and later served as Director of Engineering. He became Vice President, Operations in 1995 and subsequently was given additional responsibilities related to hardware development in 1998 and at that time became Vice President, Operations and Hardware Development. In December 1999, Mr. Guneratne was appointed Vice President, Engineering and Operations. Prior to joining the Company, from 1986, Mr.
     Guneratne served in various product and design positions for E-Systems Garland Division, including Program Manager, Engineering Manager and
     Products Manager. From 1976 through 1986, Mr. Guneratne held various positions in engineering design and development at Unisys Corporation and Raytheon Company.

     None of the Company's executive officers is related to any other executive officer, any Director of the Company or any nominee for Director. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a). The Company believes that during the fiscal year ended December 31, 2000, its executive officers, Directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon the written representations of its Directors, executive officers and holders of more than 10% of its Common Stock, and its review of the reports submitted to the Company for 2000.

                             EXECUTIVE COMPENSATION

Summary of Compensation in 2000, 1999 and 1998

     The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 2000, 1999 and 1998 for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer at any time during 2000 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 at the end of 2000 (collectively, the "Named Executives").

---------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                       Annual Compensation                       Long-Term
                                                                                               Compensation
                                            ------------------------------------------ ------------------------------

                                                                                                   Awards
                                                                                       ------------------------------
                                                                           Other          Restricted
                                                                          Annual            Stock         Securities
        Name and Principal                    Salary       Bonus       Compensation        Award(s)       Underlying
             Position               Year       ($)          ($)             ($)(1)            ($)         Options (#)
               (a)                  (b)        (c)          (d)             (e)               (f)            (g)
-------------------------------- ---------- ----------- ------------- ---------------- --------------- --------------
Gregg M. Azcuy, .............      2000     $258,077        --               --               --         152,500(8)
   President and                   1999     $220,000     $154,223            --               --         200,000(2)
   Chief Executive Officer         1998     $199,230        --               --               --         516,309(3)

Louis J. Altieri,............      2000     $169,616        --               --               --         121,000(8)
   Vice President, Finance and     1999     $149,692     $96,073             --               --         100,000(4)
   Administration                  1998     $134,692        --               --               --         121,000(5)

Priyan Guneratne,............      2000     $189,423        --               --               --         118,000(8)
   Vice President, Engineering     1999     $149,642     $86,689             --               --         118,000(6)
   and Operations                  1998     $124,692        --               --               --         118,000(7)

-------------------------------------------------------------------------------------------------------------------

(1) The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

(2) Represents options that the Company granted on December 17, 1999 at an exercise price of $10.75 per share.

(3) Represents options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 75,000 options on October 6, 1994 at an exercise price of $2.44 per share; (ii) 76,309 options on June 20, 1996 at an exercise price of $2.875 per share; (iii) 25,000 options on October 26, 1996 at an exercise price of $3.00 per share; (iv) 40,000 options on December 30, 1996 at an exercise price of $4.50 per share; and (v) 300,000 options on February 18, 1998 at an exercise price of $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(4) Represents options that the Company granted on December 17, 1999 at an exercise price of $10.75 per share.

(5) Represents options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 6,000 options on October 6, 1994 at an exercise price of $2.44 per share; (ii) 20,000 options on February 1, 1995 at an exercise price of $2.125 per share; (iii) 10,000 options on October 26, 1995 at an exercise price of $3.00 per share; (iv) 20,000 options on June 20, 1996 at an exercise price of $2.875 per share; (v) 15,000 options on December 30, 1996 at an exercise price of $4.50 per share; and (vi) 50,000 options on February 8, 1998 at an exercise price of $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(6) Represents options that the Company granted on June 24, 1999 and December 17, 1999 at an exercise price of $3.44 and $10.75 per share, respectively.

(7) Represents options that the Company canceled, reissued and repriced in October 1998 at an exercise price of $1.25 per share. Such options were initially granted as follows: (i) 18,000 options on October 6, 1994 at an exercise price of $2.44 per share; (ii) 10,000 options on October 26, 1995 at an exercise price of $3.00 per share; (iii) 10,000 options on June 20, 1996 at an exercise price of $2.875 per share; (iv) 10,000 options on December 30, 1996 at an exercise price of $4.50 per share; (v) 10,000 options on June 26, 1997 at an exercise price of $5.00 per share; and (vi) 60,000 options on February 18, 1998 at an exercise price of $4.00 per share, such options being originally granted in October 1997 at an exercise price of $8.00 per share.

(8) Represents options that the Company granted on August 16, 2000 at an exercise price of $2.78 per share.

Option Grants in 2000

     The following table sets forth information concerning individual grants of stock options during 2000 to each of the Named Executives. The Company has never granted any stock appreciation rights.

--------------------------------------------------------------------------------------------------------------------------
                                                    OPTION GRANTS IN 2000
--------------------------------------------------------------------------------------------------------------------------
                                ---------------------------------------------------------------
                                                      Individual Grants
                                ---------------------------------------------------------------
                                                                                                  Potential Realizable
                                                                                                 Value At Assumed Annual
                                                                                                  Rates Of Stock Price
                                                                                                 Appreciation For Option
                                                                                                         Term(2)
                                                      Percent
                                                      Of Total
                                   Number of          Options
                                   Securities         Granted to      Exercise
                                   Underlying         Employees       Or Base
                                Options Granted(1)    In Fiscal        Price       Expiration  ------------- -------------
             Name                      (#)              Year           ($/Sh)         Date        5% ($)       10% ($)
             (a)                       (b)              (c)             (d)           (e)           (f)          (g)
------------------------------- ------------------ --------------- -------------- ------------- ------------ -------------
Gregg M. Azcuy.............             152,500(3)        11.4%         2.78        8/16/10        266,620   675,667
------------------------------- ------------------ --------------- -------------- ------------- ------------ -------------
Louis J. Altieri...........             121,000(3)         9.1%         2.78        8/16/10        211,548   536,103
------------------------------- ------------------ --------------- -------------- ------------- ------------ -------------
Priyan Guneratne...........             118,000(3)         8.8%         2.78        8/16/10        206,303   522,811
--------------------------------------------------------------------------------------------------------------------------

(1) An aggregate of 1,336,500 options were granted pursuant to stock option agreements to employees of the Company during fiscal 2000. The options terminate on the expiration date, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a reorganization of the Company, as defined in the Company's 1996 Plan, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

(2) Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price.

(3) Such options were granted outside of any of the Company's stock option plans and are exercisable to the extent of 50% of the options granted on each of the first and second anniversary of the date of grant.

Aggregated Option Exercises in 2000 and Year-End Option Values

     The following table sets forth information concerning each exercise of options during 2000 by each of the Named Executives and the year-end number and value of unexercised in-the-money options or warrants held by each of the Named Executives.

----------------------------------------------------------------------------------------------------------------------
                                       AGGREGATED OPTION EXERCISES IN 2000
                                           AND YEAR-END OPTION VALUES
-------------------------------------------------------------------------------------------------------------------
                                                                           Number Of
                                                                          Securities                 Value Of
                                                                          Underlying                Unexercised
                                                                         Unexercised                In-The-Money
                                                                          Options At                 Options At
                                                                            Fiscal                    Fiscal
                                                                           Year-End                  Year-End
                                           Shares                            (#)                      ($)(1)
                                        Acquired On       Value          Exercisable/               Exercisable/
                Name                     Exercise(#)    Realized ($)    Unexercisable              Unexercisable
                 (a)                        (b)            (c)                 (d)                      (e)
-------------------------------------  --------------  --------------  ---------------------   -----------------------
Gregg M. Azcuy..................            --              --          572,559/302,500                 0/0
-------------------------------------  --------------  --------------  ---------------------   -----------------------
Louis J. Altieri................          67,750       1,133,000(2)     88,500/206,500                  0/0
-------------------------------------  --------------  --------------  ---------------------   -----------------------
Priyan Guneratne................          81,000       1,351,250(2)     85,500/196,000                  0/0
----------------------------------------------------------------------------------------------------------------------

(1) Based on a fiscal year-end fair market value of the underlying securities equal to $0.313 per share.

(2) Represents value realized if shares were sold on the same day they were exercised, however, such shares were not sold during fiscal 2000 and were still held by the Named Executive at the end of such year.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements

     Except as set forth below, there are no employment  contracts,  termination
of  employment  or   change-in-control   arrangements  with  any  of  the  Named
Executives.

     On April 27, 2001, the Compensation and Option Committee of the Company approved a proposal to extend, for a period terminating on February 28, 2002, to Gregg M. Azcuy, Louis J. Altieri, Priyan Guneratne and Timothy Berbrick
(collectively, the "Senior Staff"), certain change of control severance and bonus payments pursuant to certain Senior Staff Change In Control Severance And Incentive Compensation Agreements (the "Change In Control Agreements"). Specifically, the Company agreed that (i) twelve (12) months severance will be paid to such persons in the event of certain terminations after a change in control of the Company and (ii) an incentive bonus will be paid if such persons are still in the employ of the Company at the completion of a change in control, such bonus to be calculated based on the consideration received by the Company in the change of control. If the consideration paid for the change in control is more than $2.00 per share, net of incentive compensation paid or to be paid to the Senior Staff, then such bonus shall be three (3) months severance. If the consideration paid for the change in control is less than $2.00 per share, net of incentive compensation paid or to be paid to the Senior Staff, then such bonus shall be one (1) month severance. The maximum severance and bonus payments which could be payable to each of Messrs. Azcuy, Altieri, Guneratne and

Berbrick exceeds $100,000. The maximum aggregate severance and bonus payments which could be payable by the Company to all covered employees under such plan currently is approximately $881,000.

     Under the 1996 Plan, in the event of a reorganization of the Company, as defined in the 1996 Plan, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

Executive Loan Policy

     In October 1997, the Compensation Committee approved the Company's Executive Loan Policy. Pursuant to such policy, the Company may make loans to officers of the Company (the "Executive Loans") provided the Company will benefit by entering into an Executive Loan and that such loan only subjects the Company to minimal financial risk. The officer requesting an Executive Loan must pledge ample collateral as security for such loan and must be in good standing with the Company throughout the Executive Loan approval process. The Company's
Chief Executive Officer and its Compensation Committee must approve each Executive Loan.

Compensation Committee Interlocks and Insider Participation

     The only members of the Compensation Committee during fiscal 2000 were Gale
R. Aguilar, James K. Dutton, Michael E. Faherty, Frank R. Triolo and Donald E. Fowler (Chairperson of the Compensation and Option Committee) and Thomas I. Unterberg. On February 22, 2001, Mr. Unterberg resigned as a member of the Company's Board of Directors and its Compensation Committee. Mr. Unterberg is a current nominee for Director of the Company.

     Pursuant to a private placement completed on April 19, 2001 (the "Private Placement"), the Company issued an aggregate of 2,000,000 shares of Series A Preferred Stock to accredited investors for aggregate gross proceeds equal to $4,000,000. The Series A Preferred Stock has a 6% cumulative coupon and is initially convertible into the Company's Common Stock on an 8-for-1 basis. C.E. Unterberg, Towbin, an investment banking firm ("Unterberg Towbin"), served as the Company's financial advisor in the Private Placement and received as its fee 125,000 shares of Series A Preferred Stock plus reimbursement of reasonable expenses. Thomas I. Unterberg is the Chairman, Managing Director and member of the Executive Committee of Unterberg Towbin. Mr. Unterberg, a current nominee for election to the Board of Directors, was a member of the Board of Directors of the Company from June 1996 until February 2001. Mr. Unterberg purchased 125,000 shares of Series A Preferred Stock in the Private Placement on the same terms and conditions as all other purchasers. Mr. Unterberg is the beneficial owner of 28.2% of the shares of Series A Preferred Stock issued in the Private Placement and 32.5% of the Company's Common Stock. For a discussion of Mr. Unterberg's beneficial ownership of the Company's Series A Preferred and Common Stock, see "Security Ownership Of Certain Beneficial Owners and Management."

     There are no "interlocks", as defined by the SEC, with respect to any Director who for any part of 2000 served as a member of the Compensation Committee.

     In 2000, the Company granted to each of the members of the Compensation Committee options to purchase Common Stock of the Company. See "Election of Directors -- Compensation of Directors."

Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index for the five year period ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)
                  Among the Company, the Nasdaq Composite Index
                   and the Nasdaq Computer Manufacturers Index








                                 [PERFORMANCE GRAPH]






 -----------------------------------------------------------------------------------------------------------------
                                   12/31/95      12/31/96      12/31/97     12/31/98      12/31/99      12/31/00
 -----------------------------------------------------------------------------------------------------------------
 Nasdaq Composite Index             $100.00       $123.04       $150.69      $212.51      $394.92        $237.62
 -----------------------------  ------------  -------------  -----------  -----------  -------------  ------------
 Nasdaq Computer                    $100.00       $133.89       $161.79      $351.89      $746.28        $420.46
 Manufacturers Index
 -----------------------------  ------------  -------------  -----------  -----------  -------------  ------------
 ECCS, Inc.                         $100.00       $250.00       $371.43       $96.46      $721.43         $17.89
 -----------------------------------------------------------------------------------------------------------------

(1) Graph assumes $100 invested on December 31, 1995 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index.

(2)  Cumulative total return assumes reinvestment of dividends.

(3)  Year ending December 31.

Compensation Committee Report on Executive Compensation

     The Compensation and Option Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to maximize Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

     The Compensation and Option Committee generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, Executive Loans and various other benefits, including medical insurance and a 401(k) Plan which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility and seniority and individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis which are tied to Company profitability and revenue levels. The amount of bonus is based, in part, on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on financial results of the Company.

     The stock option program is designed to relate executives' and employees' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on a periodic basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     The Company may make Executive Loans to its officers provided a demonstrated benefit to the Company exists for making such loans and the financial risk to the Company is minimal. The officer requesting an Executive Loan must be in good standing with the Company and must pledge sufficient collateral as security for such loan. In general, the approval and amount of such Executive Loans are based on the requesting officer's individual performance and his or her level of responsibility within the Company.

     Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million paid to the Chief Executive Officer or any of the other four most highly compensated executives, unless certain criteria are satisfied. The Company's Chief Executive Officer and the other named executives have not received annual compensation over $1 million, and the Company has not determined what measures, if any, it should take to comply with Section 162.

     Based on a review of available information, the Compensation and Option Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and manufacturers' product lines, as well as variations in prices and distribution channels, and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                         Compensation, Option and Stock
                                         Purchase Plan Committee Members
                                         (as currently constituted)


                                         Gale R. Aguilar
                                         James K. Dutton
                                         Michael E. Faherty
                                         Frank R. Triolo
                                         Donald E. Fowler

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     There are, as of April 19, 2001, approximately 146 holders of record of Common Stock. The following table sets forth certain information, as of April 19, 2001, regarding the beneficial ownership of the Company's Common Stock by
(i) each person who is known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors, Nominees for Director and Named Executives, and (iii) all Directors and current executive officers as a group.


                                                                Amount and Nature
Name and Address                                                  of Beneficial                Percent
of Beneficial Owner (1)                                            Ownership(1)               of Class(2)
--------------------                                              -----------                  --------
(i) Certain Beneficial Owners:
C.E. Unterberg, Towbin Capital Partners I, L.P.
350 Madison Avenue
New York, NY 10017................................                  1,000,000(3)                 8.0%

Marjorie and Clarence E. Unterberg Foundation, Inc.
350 Madison Avenue
New York, NY 10017................................                  1,000,000(3)                 8.0%

C.E. Unterberg, Towbin (a California Limited
Partnership)
350 Madison Avenue
New York, NY 10017................................                  1,400,000(3)                10.8%


(ii)   Directors, Nominees and Named Executives:

Gale R. Aguilar...................................                     42,500(4)                  *
James K. Dutton...................................                     42,500(4)                  *
Michael E. Faherty................................                    394,274(5)                 3.3%
Donald E. Fowler..................................                     42,500(4)                  *
Frank R. Triolo...................................                     42,500(4)                  *
Thomas I. Unterberg...............................                  5,335,000(6)                32.5%
Gregg M. Azcuy....................................                    575,905(7)                 4.7%
Louis J. Altieri..................................                    153,809(8)                 1.3%
Priyan Guneratne..................................                    169,500(9)                 1.5%

(iii)  All Directors and current executive officers
      as a group (8 persons).......................                  1,463,488(10)              11.4%


------------------

* Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 11,562,540 shares of Common Stock outstanding on April 19, 2001, plus any presently exercisable stock options or warrants held by each such holder and options or warrants which will become exercisable within 60 days after April 19, 2001, plus any securities presently convertible into Common Stock or which will become convertible within 60 days after April 19, 2001.

(3) Represents shares of Common Stock issuable upon the conversion of Series A Preferred Stock.

(4) Represents 42,500 shares of Common Stock subject to options which are exercisable at April 19, 2001 or which will become exercisable within 60 days of such date.

(5) Includes 341,348 shares of Common Stock subject to warrants or options which are exercisable at April 19, 2001 or which will become exercisable within 60 days of such date.

(6) Includes: 37,500 shares of Common Stock subject to options which are exercisable at April 19, 2001 or which will become exercisable within 60 days of such date; 125,000 shares of Series A Preferred Stock held by Mr. Unterberg convertible into 1,000,000 shares of Common Stock; 125,000 shares of Series A Preferred Stock held by C.E. Unterberg, Towbin Capital Partners I, LP convertible into 1,000,000 shares of Common Stock; 50,000 shares of Series A Preferred Stock held by C.E. Unterberg, Towbin, LLC convertible into 400,000 shares of Common Stock; 175,000 shares of Series A Preferred Stock held by C.E. Unterberg, Towbin, a California Limited Partnership convertible into 1,400,000 shares of Common Stock; and 125,000 shares of Series A Preferred Stock held by Marjorie & Clarence E. Unterberg Foundation, Inc. convertible into 1,000,000 shares of Common Stock. Excludes 67,500 shares of Series A Preferred Stock convertible into 540,000 shares of Common Stock owned by trusts of which Mr. Unterberg is Trustee and as to which Mr. Unterberg disclaims beneficial ownership.

(7) Includes 572,559 shares of Common Stock subject to options which are exercisable at April 19, 2001 or which will become exercisable within 60 days of such date.

(8) Includes 85,500 shares of Common Stock subject to options which are exercisable at April 19, 2001 or which will become exercisable within 60 days of such date.

(9) Includes 88,500 shares of Common Stock subject to options which are exercisable at April 19, 2001 or which will become exercisable within 60 days of such date.

(10) See Notes 4 through 5 and 7 through 9.

Series A Preferred Stock

     There were, as of April 19, 2001, 59 holders of record of the Company's Series A Preferred Stock. The following table sets forth certain information, as of April 19, 2001, with respect to the beneficial ownership of the Company's Series A Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Series A Preferred Stock outstanding as of such date, (ii) each of the Company's Directors, Nominees for Director and Named Executives who beneficially own shares of Series A Preferred Stock, and (iii) all Directors and current executive officers as a group.


                                                                Amount and Nature
Name and Address                                                  of Beneficial                Percent
of Beneficial Owner (1)                                            Ownership(1)               of Class(2)
--------------------                                              -----------                  --------

(i) Certain Beneficial Owners:
C.E. Unterberg, Towbin Capital Partners I, L.P.
350 Madison Avenue
New York, NY 10017................................                    125,000                    5.9%

Marjorie and Clarence E. Unterberg Foundation, Inc.
350 Madison Avenue
New York, NY 10017 ...............................                    125,000                    5.9%

C.E. Unterberg, Towbin (a California Limited
Partnership)
350 Madison Avenue
New York, NY 10017................................                    175,000                    8.2%

(ii)   Directors, Nominees and Named Executives:
Gale R. Aguilar...................................                     --                        --
James K. Dutton...................................                     --                        --
Michael E. Faherty................................                     --                        --
Donald E. Fowler..................................                     --                        --
Frank R. Triolo...................................                     --                        --
Thomas I. Unterberg...............................                    600,000(3)                28.2%
Gregg M. Azcuy....................................                     --                        --
Louis J. Altieri..................................                     --                        --
Priyan Guneratne..................................                     --                        --

(iii) All Directors and current executive officers
      as a group (8 persons)......................                     --                        --


---------------------

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Series A Preferred Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 2,125,000 shares of Series A Preferred Stock outstanding on April 19, 2001.

(3) Includes: 125,000 shares held by C.E. Unterberg, Towbin Capital Partners I, LP; 50,000 shares held by C.E. Unterberg, Towbin, LLC; 175,000 shares held by C.E. Unterberg, Towbin, a California Limited Partnership; and 125,000 shares held by Marjorie & Clarence E. Unterberg Foundation, Inc. Excludes 67,500 shares owned by trusts of which Mr. Unterberg is Trustee and as to which Mr. Unterberg disclaims beneficial ownership.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions involving Thomas I. Unterberg, a former member of the Board of
Directors  and  the  Compensation  Committee,   are  reported  in  "Compensation
Committee Interlocks and Insider Participation"

     The Company has executed indemnification agreements with each of its Directors and executive officers pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     The Company has entered into certain Change In Control Agreements with each of its executive officers. For a discussion of the terms of such agreements, see "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

               PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF
            INCORPORATION TO CHANGE OUR NAME TO STORAGE ENGINE, INC.

     The Board of Directors has unanimously approved, and recommends to the shareholders of the Company, the change of the name of the Company to Storage Engine, Inc. The Board of Directors believes that it is in the best interest of the Company to change our name to Storage Engine, Inc. The Board of Directors further believes that a name change to Storage Engine, Inc. will more accurately reflect the Company's current business strategy and upcoming product introductions. The name change will give the Company a clearer identity within the storage industry and other industries into which the Company sells products and allow the Company to develop more extensive brand-name recognition in the marketplace through the consistent use of the Storage Engine name.

     The Company plans to take steps to change the Company's stock trading symbol if this amendment is adopted.

     If approved by the shareholders, the amendment will become effective upon the filing with the Secretary of State of the State of New Jersey of a Certificate of Amendment to the Company's Restated and Amended Certificate of Incorporation, which filing is expected to take place shortly after the Meeting.

     The Board of Directors recommends a vote FOR the approval of the Amendment to the Company's Certificate of Incorporation to change our name to Storage Engine, Inc.

                    PROPOSED AMENDMENT TO THE 1996 STOCK PLAN

General

     The 1996 Plan was adopted by the Board of Directors on June 20, 1996 and approved by the shareholders of the Company on August 22, 1996. On June 4, 1998, the shareholders approved an amendment to the 1996 Plan increasing the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 600,000 shares to 1,600,000 shares. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include approximately 55 employees and five non-employee Directors. The 1996 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, non-employee Directors and consultants and to promote the success of the Company's business. Currently there are 1,600,000 shares of Common Stock reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Plan.

     The 1996 Plan is administered by the Compensation and Option Committee, which is comprised solely of outside Directors. The Compensation and Option Committee determines, among other things, the nature of the options to be granted, the persons who are to receive options (each a "Grantee"), the number of shares to be subject to each option, the exercise price of the options and the vesting schedule of the options. The 1996 Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company as well as non-qualified stock options ("NQSOs") to employees, non-employee Directors and consultants who perform services for the Company or its subsidiaries. The exercise price of all ISOs granted under the 1996 Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of the grant. No employee may be granted ISOs which are exercisable for the first time in any calendar year to the extent that the aggregate fair market value of such option shares exceeds $100,000 as of the date of grant. Options may be exercisable for a period of not more than ten years from the date of grant, provided, however that the term of an ISO granted to an employee who owns more that 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. The exercise price of NQSOs granted under the 1996 Plan may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. No NQSO may be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price to that person is at least 110% of the fair market value of the stock at the time of the grant. The exercise price must be paid in full at the time an option is exercised, and at the Compensation and Option Committee's discretion, all or part of the exercise price may be paid with previously owned shares or other approved methods of payment. An option is exercisable as determined by the Compensation and Option Committee. The 1996 Plan will terminate on June 19, 2006.

     Subject to the terms as specified in any option agreement, if a Grantee's employment or consulting relationship terminates on account of disability, the Grantee may exercise any outstanding option for one year following the termination. If a Grantee dies while in the employ of the Company or during the period of the consulting arrangement, the Grantee's estate may exercise any outstanding option for one year following the Grantee's death. If termination is for any other reason, the Grantee may exercise any outstanding option for 90 days following such termination. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

     The 1996 Plan also permits the awarding of stock purchase rights at not less than 50% of the fair market value of the shares as of the date offered. The 1996 Plan requires the execution of a restricted stock purchase agreement in a form determined by the Compensation and Option Committee. Once a stock purchase right is exercised, the purchaser will have the rights of a shareholder and will be a shareholder when the purchase is entered on the Company's records.

     The 1996 Plan provides that, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of or reclassification of shares, or any other change in the corporate structure or shares of the Company, the Board of Directors shall make adjustments with respect to the shares that may be issued under the 1996 Plan or that are covered by outstanding options, or in the option price per share.

     In the event of a dissolution or liquidation of the Company, the Board shall notify the Grantee at least fifteen days prior to such proposed action. To the extent not previously exercised, the outstanding options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the outstanding options will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the outstanding options or to substitute equivalent options, the Board of Directors will, in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise all of his outstanding options. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution, in the event of a merger, the Board of Directors shall notify the Grantee that the option will be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period. The option will be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of an option for each share of stock subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     The Board may at any time amend, alter, suspend or discontinue the 1996 Plan, but no amendment, alteration, suspension or discontinuation will be made which would impair the rights of any Grantee under any grant theretofore made, without such Grantee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any 1996 Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the 1996 Plan is not permitted to affect options already granted and such options will remain in full force and effect as if the 1996
Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Board of Directors, which agreement must be in writing and signed by the Grantee and the Company.

Federal Income Tax Aspects

     (a) Incentive Stock Options

     Some options to be issued under the 1996 Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section and the related regulations, an optionee will not be required to recognize any income for Federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is disposed of at least two years after the date the option was granted and at least one year after the date the stock was transferred to the optionee (the "ISO Holding Period").

     If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation, taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however to the gain on sale. Any additional gain would be taxable as capital gain (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

     If  the  optionee   recognizes   ordinary   income  upon  a   disqualifying
disposition, the Company generally will be entitled to a tax deduction in the same amount.

     If the ISO Holding Period is met, the treatment of the gain is taxable as long-term capital gain at a maximum rate of 20%. A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an ISO if such shares have been held for at least five years.

     If the ISO is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered ISO stock with a zero basis.

     (b) Non-Qualified Stock Options

     Some options to be issued under the 1996 Plan will be designated as NQSOs. If (as in the case of NQSOs granted under the 1996 Plan at this time) the NQSO does not have a "readily ascertainable fair market value" at the time of the grant, the NQSO is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the NQSO is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the NQSO.

     If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the NQSO. In the compensatory option context, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares are disposed of more than one year after the option is exercised, any gain or loss will be long-term; such gains are subject to a maximum tax rate of 20%.

     A maximum capital gains rate of 18% will apply to certain sales, after December 31, 2000, of shares acquired upon the exercise of an NQSO if such shares have been held for at least five years.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based upon Federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the Federal income tax aspects of the 1996 Plan and does not purport to be a complete description of all Federal income tax aspects of the 1996 Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1996 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding the Federal, state and local tax consequences of participating in the 1996 Plan.

Previously Granted Options Under the 1996 Plan

     As of March 31, 2001, the Company had granted options, net of cancellations, to purchase an aggregate of 1,060,303 shares of Common Stock under the 1996 Plan at exercise prices ranging from $0.4375 to $17.31 per share. The weighted average exercise price of such options is $3.06 per share. As of March 31, 2001, approximately 431,727 options to purchase shares were vested and 220,350 options to purchase shares had been exercised under the 1996 Plan.

     The following  table sets forth the options  granted under the 1996 Plan to
(i) the Named Executives; (ii) each nominee for election as a Director; (iii) all current executive officers as a group; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:


                  Name                                    Options Granted             Weighted Average
                  Name                                 through March 31, 2001(1)       Exercise Price
                 ------                                ------------------------        --------------
Gregg M. Azcuy.................................                312,488               $      1.77
Louis J. Altieri...............................                203,715               $      2.45
Priyan Guneratne...............................                217,158               $      2.30
Michael E. Faherty.............................                  --                         --
Gale R. Aguilar................................                  --                         --
James K. Dutton................................                  --                         --
Donald E. Fowler...............................                  --                         --
Frank R. Triolo................................                  --                         --
Thomas I. Unterberg............................                  --                         --
All current executive officers as a group
    (3 persons)................................                733,361               $      2.11
All current Directors and nominees who are not
    executive officers as a group
    (6 persons)................................                  --                         --
All employees,  including all current  officers
    who are not  executive  officers as a group
    (62 persons)...............................                326,942               $      5.19

-------------

(1) Does not include shares issued to executive officers and Directors outside of the 1996 Plan.

     As of March 31, 2001, the market value of the Common Stock underlying the 1996 Plan was $0.470 per share.

Proposed Amendment

     Shareholders are being asked to consider and vote upon a proposed amendment to the 1996 Plan (the "1996 Plan Amendment") to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 1,600,000 to 7,600,000 shares and to reserve an additional 6,000,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted under the 1996 Plan.

     The Board of Directors believes that the 1996 Plan Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees, non-employee Directors and consultants with an opportunity to invest in the Company will give them additional incentives to maintain and increase their efforts on behalf of the Company and rewards them appropriately for such efforts.

     The Board of Directors recommends a vote FOR the approval of the 1996 Plan Amendment.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On November 15, 2000, Ernst & Young LLP ("E&Y") resigned as our independent auditors. The report of E&Y on the Company's financial statements for each of the two years in the periods ended December 31, 1999 and December 31, 1998, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 1999 and December 31, 1998, and during the nine-month period ended September 30, 2000, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports. E&Y has furnished us with a letter addressed to the Securities and Exchange Commission stating their agreement with the above statements.

     On November 21, 2000, the Board of Directors approved and the Company retained Richard A. Eisner & Company, LLP as its independent auditors.

     The Board of Directors of the Company has, subject to shareholder approval, retained Richard A. Eisner & Company, LLP as independent auditors of the Company for the year ending December 31, 2001. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent auditors.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Richard A. Eisner & Company, LLP as the independent auditors of the Company for the year ending December 31, 2001.

     One or more representatives of Richard A. Eisner & Company, LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by January 4, 2002.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     ECCS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 27, 2001, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO LOUIS J. ALTIERI, VICE PRESIDENT, FINANCE AND ADMINISTRATION, ECCS, INC., ONE SHEILA DRIVE, BLDG. 6A, TINTON FALLS, NEW JERSEY 07724, TELEPHONE NUMBER (732) 747-6995. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                        By Order of the Board of Directors




                                        David J. Sorin, Secretary

Tinton Falls, New Jersey
May 11, 2001

                                                                    APPENDIX A

                                   ECCS, INC.

                             AUDIT COMMITTEE CHARTER


The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the company's Quarterly Report on Form 10-Q. Also the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   ECCS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of ECCS, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 21, 2001 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.


                 VOTE FOR all the
             nominees listed at right;
              except as marked to the   VOTE  WITHHELD
                  contrary below        from all nominees

1.ELECTION OF                                       Nominees:Michael E. Faherty
  DIRECTORS                                                  Gregg M. Azcuy
                                                             Gale R. Aguilar
                                                             James K. Dutton
                                                             Donald E. Fowler
                                                             Frank R. Triolo
                                                             Thomas I. Unterberg

To withhold authority for any individual nominee, write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO STORAGE ENGINE, INC.

FOR      [ ]                   AGAINST  [ ]                   ABSTAIN [ ]

3. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1996 STOCK PLAN FROM 1,600,000 TO 7,600,000 SHARES AND TO RESERVE AN ADDITIONAL 6,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UPON THE EXERCISE OF STOCK OPTIONS GRANTED UNDER THE 1996 STOCK PLAN.

FOR      [ ]                   AGAINST  [ ]                   ABSTAIN [ ]

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

FOR      [ ]                   AGAINST  [ ]                   ABSTAIN [ ]

5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:__________________________       This proxy must be signed
                                       exactly as the name appears hereon.
________________________________       When shares are held by joint
     Signature of Shareholder          tenants, both should sign.  If the
                                       signer is a corporation, please sign
________________________________       full corporate name by duly
Signature of Shareholder if held       authorized officer, giving full title
jointly                                as such.  If the signer is a partnership,
                                       please sign in partnership name by
                                       authorized person.

I will  [  ]       will not  [  ]   attend the
                                    Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                   ECCS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Michael E. Faherty and Gregg M. Azcuy, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of 6% Cumulative Convertible Preferred Stock, Series A, of ECCS, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, One Sheila Drive, Tinton Falls, New Jersey at 9:00 A.M., local time, on Thursday, June 21, 2001 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.


                 VOTE FOR all the
             nominees listed at right;
              except as marked to the   VOTE  WITHHELD
                  contrary below        from all nominees

1.ELECTION OF                                       Nominees:Michael E. Faherty
  DIRECTORS                                                  Gregg M. Azcuy
                                                             Gale R. Aguilar
                                                             James K. Dutton
                                                             Donald E. Fowler
                                                             Frank R. Triolo
                                                             Thomas I. Unterberg

To withhold authority for any individual nominee, write that nominee's name in the space provided below.

-------------------------------------------------------------------------------

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO STORAGE ENGINE, INC.

FOR    [ ]                  AGAINST  [ ]                        ABSTAIN [ ]

3. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1996 STOCK PLAN FROM 1,600,000 TO 7,600,000 SHARES AND TO RESERVE AN ADDITIONAL 6,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UPON THE EXERCISE OF STOCK OPTIONS GRANTED UNDER THE 1996 STOCK PLAN.

FOR    [ ]                  AGAINST  [ ]                        ABSTAIN [ ]

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.

FOR    [ ]                  AGAINST  [ ]                        ABSTAIN [ ]

5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:__________________________       This proxy must be signed
                                       exactly as the name appears hereon.
________________________________       When shares are held by joint
    Signature of Shareholder           tenants, both should sign.  If the
                                       signer is a corporation, please sign
________________________________       full corporate name by duly
Signature of Shareholder if held       authorized officer, giving full title
jointly                                as such.  If the signer is a partnership,
                                       please sign in partnership name by
                                       authorized person.

I will [ ]      will not  [ ]       attend the
                                    Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.